May 4, 2004

Dear Stockholder:

You are cordially invited to attend The Gymboree Corporation Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, June 16, 2004, at the Embassy Suites Hotel, 150 Anza Boulevard, Burlingame, California 94010.

At the Annual Meeting, the following matters of business will be presented:

(1)	election of two directors;

(2)	advisory vote on the appointment of Deloitte & Touche LLP as independent auditors;

(3) approval of our 2004 Equity Incentive Plan; and

(4) transaction of any other business properly presented at the meeting.

We will also answer any related questions you may have at that time. Detailed information as to the business to be transacted at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy card as soon as possible in the envelope provided.

Sincerely,

Lisa M. Harper
Chairman of the Board and Chief Executive Officer

THE GYMBOREE CORPORATION

700 Airport Blvd. Suite 200
Burlingame, California 94010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2004

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 16, 2004, at 9:00 a.m., local time, at the Embassy Suites Hotel, 150 Anza Boulevard, Burlingame, California 94010. The Annual Meeting will be held for the following purposes:

1.	To elect two Class II directors, each to serve for a three-year term expiring upon the 2007 Annual Meeting of Stockholders or until her successor is elected.

2.	To cast an advisory vote on the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 29, 2005.

3.	To approve our 2004 Equity Incentive Plan, which will replace our 2002 Amended and Restated Stock Incentive Plan.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

This Proxy Statement is being issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Gymboree for use at Gymboree’s 2004 Annual Meeting of Stockholders. You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on April 22, 2004. We will begin distributing this Proxy Statement, a form of proxy and Gymboree’s 2003 Annual Report to Stockholders on or about May 4, 2004.

FOR THE BOARD OF DIRECTORS

Myles B. McCormick
Secretary

All stockholders are cordially invited to attend the annual meeting in person. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may still vote in person if you attend the meeting, even if you have given your proxy. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy card issued in your name.

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders
Information Concerning Solicitation and Voting	1
Proposal One: Election of Directors	2
Board Membership and Director Independence	5
Board Meetings and Board Committees	5
Director Compensation	6
Security Ownership of Certain Beneficial Owners and Directors and Management	6
Section 16(a) Beneficial Ownership Reporting Compliance	8
Compensation Committee Report on Executive Compensation	8
Performance Graph	10
Executive Compensation	11
Certain Relationships and Related Party Transactions	13
Audit Committee Report	14
Independent Auditor Fees and Services	15
Proposal Two: Advisory Vote on Appointment of Independent Auditors	16
Proposal Three: Approval of the 2004 Equity Incentive Plan	17
Equity Compensation Plan Information	23
Other Information	24
Appendix A: The Gymboree Corporation 2004 Equity Incentive Plan	A-1
Appendix B: Definitions	B-1

THE GYMBOREE CORPORATION

2004 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the “Company,” “Gymboree,” “us” or “we”) for use at the Annual Meeting of Stockholders (the “Annual Meeting of Stockholders” or “Annual Meeting”) to be held June 16, 2004 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Embassy Suites Hotel, 150 Anza Boulevard, Burlingame, California 94010.

These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended January 31, 2004, including financial statements, were mailed on or about May 4, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Quorum

Stockholders of record at the close of business on April 22, 2004 (the “record date”) are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 30,575,864 shares of our common stock, $0.001 par value per share, were issued and outstanding. The common stock is listed for trading on the Nasdaq National Market under the symbol GYMB. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the annual meeting.

If a quorum is present at the annual meeting, the two candidates receiving the highest number of affirmative votes will be elected. In an election of directors by plurality vote, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required. Stockholders are not entitled to cumulate votes for the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting is required for the approval of Proposals 2 and 3 (which shares voting affirmatively must also constitute a majority of the required quorum).

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the case of “uninstructed shares,” in their own discretion if permitted by the stock exchange or other organization of which they are members. Certain types of proposals are “non-discretionary,” however, and brokers who have received no instructions from their clients do not have discretion to vote such uninstructed shares on those items. At this year’s meeting, brokers will have discretion to vote uninstructed shares on the election of directors and Proposal 2, but not on Proposal 3.

When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Therefore, abstentions will have the effect of a vote “against” Proposals 2 and 3.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Gymboree at our principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Proxy Solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. Proxies will be solicited by mail and may also be solicited by our directors, officers and other employees, without additional remuneration, in person or by telephone, electronic mail or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone or by completing and returning the enclosed proxy card will help to avoid additional expense.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors authorized by our bylaws is seven; that number may be changed by an amendment adopted by our Board of Directors or stockholders. Our Restated Certificate of Incorporation and our bylaws each provide that the directors will be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are two directors in Class I, two directors in Class II and three directors in Class III.

Two Class II directors are to be elected at the Annual Meeting. The term of each Class II director elected at the Annual Meeting will expire at the Annual Meeting of Stockholders in 2007 or when her successor has been duly elected and qualified. The term of each Class III director will expire at the Annual Meeting of Stockholders in 2005. The term of each Class I director will expire at the Annual Meeting of Stockholders in 2006.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees named in the table below, each of whom is currently a director of the Company. The nominees have consented to serve as directors of Gymboree if elected, and management has no reason to believe the nominees will be unable to serve as directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
“FOR” EACH NOMINEE.

Nominees for Class II Directors Whose Terms Expire in 2007

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since
Lisa M. Harper
Chairman and Chief Executive Officer, The Gymboree Corporation. Ms. Harper has served as Chairman of our Board of Directors since June 2002 and Chief Executive Officer since February 2001. She was Vice Chair of the Board from February 2001 through June 2002. Ms. Harper joined Gymboree in January 1999 as Vice President, Design. From December 1999 until February 2000, she served as our Senior Vice President, Merchandising and Design. From February 2000 until September 2000, Ms. Harper served as our General Merchandise Manager. From September 2000 until February 2001, she served as our President. Prior to that, Ms. Harper served as our Director of Design and Merchandising from 1993 to 1995. Ms. Harper has also held merchandising and design positions with several other clothing retailers, including Limited Too, Esprit de Corp., GapKids, Mervyn’s and Levi Strauss.
		44	2000
Barbara L. Rambo
Chief Executive Officer, Nitech Corporation. Ms. Rambo has served as the Chief Executive Officer of Nitech Corporation, a marketing services and payment processing company, since November 2002. From January 2000 through March 2002, Ms. Rambo was a director of OpenClose Technologies, a web-based mortgage services company. Ms. Rambo served as Chairman of the Board of OpenClose Technologies from July 2001 until December 2001, and served as their President and Chief Executive Officer from January 2000 until June 2001. From 1974 through 1998, Ms. Rambo held various positions at Bank of America, most recently serving as Group Executive Vice President and head of National Commercial Banking.
		51	1996

Continuing Class III Directors Whose Terms Expire in 2005

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since
Stuart G. Moldaw
Chairman Emeritus and Management Advisor, The Gymboree Corporation. Mr. Moldaw has been Chairman Emeritus of Gymboree since June 2002 and has served as Management Advisor since February 2002. He served as the Chairman of the Board of Directors of Gymboree from January 1994 through June 2002. Mr. Moldaw previously served as our Chief Executive Officer from February 2000 to February 2001 and our Chairman of the Board of Directors from January 1990 through January 1993. From 1982 through 1993, Mr. Moldaw was Chairman of Ross Stores, Inc., an off-price retailer, and was Chief Executive Officer of Ross Stores from February 1987 through January 1988. Since 1993, Mr. Moldaw has been a director and Chairman Emeritus of Ross Stores.
		77	1982

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since
John C. Pound
President, Integrity Brands, Inc. Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that invests in specialty retail and branded consumer products companies, since July 1999. From February 1998 to February 1999, Mr. Pound was Chairman and Chief Executive Officer of CML Group, Inc. and Chairman of its wholly-owned subsidiaries, Nordic Track and Smith & Hawken. From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner. From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University.
		49	2000
William U. Westerfield	Retired Partner, Price Waterhouse LLP. Mr. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers LLP) in 1992, a firm he joined in 1956, becoming a partner in 1965. Mr. Westerfield is a director and chair of the audit committee of West Marine, Inc., a boating supplies retailer, and is also a director of TL Administration Corporation (formerly named Twinlab Corporation where he also served as chair of the audit committee). In addition, Mr. Westerfield also serves as a consultant in auditing disputes.	72	1994

Continuing Class I Directors Whose Terms Expire in 2006

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since
Blair W. Lambert
Retail Consultant. Mr. Lambert has been a vineyard owner and a private consultant for specialty retail companies since October 2001. In August 2003, Mr. Lambert joined Illuminations.com, Inc., a candle and home decorating solution manufacturer, as the Chief Financial Officer. He was named to the Illuminations.com, Inc. board of directors in October 2003. Illuminations.com, Inc. filed for bankruptcy protection on January 9, 2004. Mr. Lambert served as the Chief Financial Officer of Bebe Stores, Inc. from June 1996 through October 2001. From 1988 to 1996, Mr. Lambert was employed by Esprit de Corp., a wholesaler and retailer of junior and children’s apparel, footwear and accessories, most recently serving as Corporate Vice President of Finance.
		46	2003
Gary M. Heil
Business and Retail Consultant. Mr. Heil has been a private consultant for retailers and other service sector companies on topics primarily related to customer loyalty and leadership development since 1987. He is a member of the board of directors of FrontRange Solutions, a computer software company. In 2002, Mr. Heil co-founded the National Pitching Association, an organization dedicated to helping young pitchers make better choices in baseball and in life. In 1987, he co-founded the Center for Innovative Leadership, for which he currently consults and lectures on topics including leadership, customer loyalty, quality management and effective organizational change processes. Hr. Heil is the author of many business-related books, including Leadership and the Customer Revolution, One Size Fits One and The Leader’s New Clothes.
		53	2003

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

Our business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by participating in meetings of the Board and Board committees, through communications with our chief executive officer and other officers, by reviewing materials provided to them, and by visiting our offices and other facilities.

During 2003, the Board of Directors held four regularly scheduled meetings and one telephonic meeting. The committees of the Board held a total of 17 meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he/she served. Each director who has been nominated for election or reelection and each director whose term will continue is expected to attend our Annual Meeting of Stockholders, absent a valid reason, such as a scheduling conflict. Last year, all directors serving at the time who were continuing or nominated for election attended the annual meeting of stockholders.

NASDAQ Marketplace Rule 4350 requires that a majority of our directors be “independent,” as defined by NASDAQ Marketplace Rule 4200(a)(15). In March 2004, the Board of Directors undertook a review of the independence of our directors pursuant to NASDAQ Marketplace Rule 4350. During this review the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director, or certain family members of each director, and us or our subsidiaries and affiliates, senior management or their affiliates, equity investors or independent auditors. As a result of this review, our Board of Directors has determined that all directors, except Ms. Harper, who is our Chief Executive Officer, and Mr. Moldaw, who is a Management Advisor, are “independent” under the applicable NASDAQ Marketplace rules described above.

BOARD MEETINGS AND BOARD COMMITTEES

The Board of Directors has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. Each Committee operates pursuant to a written charter that is publicly available on the Gymboree Website at www.gymboree.com.

The Audit Committee consists of Directors Westerfield, as Chairman, Rambo and Lambert. All members of the Audit Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers and all possess the applicable financial literacy requirements of the Securities and Exchange Commission and the listing standards for the NASDAQ Stock Market. The Board has determined that Mr. Westerfield and Mr. Lambert are “audit committee financial experts,” as such term is defined by the SEC. The Audit Committee assists the Board in the oversight of the integrity of Gymboree’s financial statements, Gymboree’s compliance with legal and regulatory requirements that relate to financial reporting matters, the independent auditors’ qualifications and independence, the performance of Gymboree’s internal audit function and independent auditors, compliance with Gymboree’s code of ethics for its chief executive officer and senior financial officers and compliance with Gymboree’s code of conduct for all Company personnel. The Audit Committee held 12 meetings during the last fiscal year.

The Nominating and Governance Committee consists of Directors Pound, as Chairman, and Heil. Both members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers. The Nominating and Governance Committee is responsible for monitoring the composition of the Board of Directors and, when appropriate, seeking, screening and recommending for nomination candidates for election to the Board of Directors, including candidates for the Board of Directors submitted by stockholders in accordance with the procedures referred to on page 24. In so doing, the Nominating and Governance Committee may evaluate a candidate’s decision-making abilities, business experience, relevant expertise, leadership qualities, industry knowledge, diversity, personal integrity and reputation, among other qualifications. The Nominating and Governance Committee is also responsible for evaluating the structure and practices of, and, when appropriate, recommending new policies to, the Board of Directors. The Nominating and Governance Committee held one meeting during the last fiscal year. The Compensation Committee consists of Directors Heil, as Chairman, and Pound. Both members of the Compensation Committee are “independent” within the meaning of the listing standards of the National Association of Securities Dealers. Both members of the Compensation Committee are also “outside” directors as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee” directors as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. The Compensation Committee is responsible for reviewing and approving our compensation policies, including the compensation paid to executive officers. The Compensation Committee held four meetings during the last fiscal year.

DIRECTOR COMPENSATION

The Compensation Committee recently reviewed the compensation package for non-employee directors. The Compensation Committee adjusted the cash and stock option components of that compensation to reflect both the increased duties of directors and current levels of director compensation at comparable companies. Each non-employee director other than the Chairman of the Audit Committee receives annual compensation of $40,000 for service on the Board of Directors. The Chairman of the Audit Committee receives annual compensation of $50,000. There are no additional fees for meeting attendance.

Each of our non-employee directors also receives automatic grants of options to purchase common stock. Since 1998, each non-employee director has been automatically granted an option to purchase 2,500 shares of common stock under our 2002 Stock Incentive Plan upon such director’s initial election to the Board and on each anniversary thereafter. The Compensation Committee has approved, subject to stockholder approval of our 2004 Equity Incentive Plan, an increase in the award to 15,000 shares on initial election and on each anniversary thereafter. All directors also receive discounts on Gymboree merchandise and on participation in our Play & Music programs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND DIRECTORS AND MANAGEMENT

The following tables set forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 12, 2004 by (i) each beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee, (iii) our Chief Executive Officer and the four other most highly compensated executive officers serving as executive officers at the end of fiscal year 2003 and an additional officer who would have been among the most highly compensated executive officers if he had been an executive officer at the end of the fiscal year (collectively, the “Named Executive Officers”), and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The number of shares outstanding used in calculating the percentages for a person in the table below includes the shares underlying options held by such person that are exercisable within 60 days of April 12, 2004, but excludes shares underlying options held by any other person. Percentage of beneficial ownership is based on 30,531,273 shares outstanding as of April 12, 2004.

More than 5% Beneficial Stockholders

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Franklin Resources, Inc. (1)	4,083,400	13.4%
One Franklin Parkway San Mateo, CA 94403
Barclays Global Investors, N.A. (2)	2,500,250	8.2%
45 Fremont Street San Francisco, CA 94105
Waddell & Reed Financial, Inc. (3)	2,388,450	7.8%
6300 Lamar Ave. Overland Park, KS 66202
Wells Fargo & Co. (4)	1,825,355	6.0%
420 Montgomery Street San Francisco, CA 94104

Directors and Nominees

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Gary M. Heil	0	*
Blair W. Lambert	0	*
Stuart G. Moldaw (5)	175,000	*
John C. Pound (6)	79,976	*
Barbara L. Rambo (7)	19,010	*
William U. Westerfield (8)	17,043	*

Named Executive Officers

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Lisa M. Harper (9)	654,930	2.1%
Marina Armstrong (10)	77,403	*
Donald H. Hendricks (11)	20,958	*
Myles B. McCormick (12)	91,815	*
Deborah J. Nash (13)	74,994	*
Matthew K. McCauley (14)	33,105	*
All directors, director-nominees and executive officers as a group (12 persons) (15)	1,479,324	4.8%

*	Less than 1%.

(1)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 6, 2004. Franklin Resources, Inc. (“Franklin”) filed the Schedule 13G together with apparently affiliated persons and reported that, as of December 31, 2003, Franklin and the affiliated persons had sole voting and sole dispositive power over all shares.

(2)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 17, 2004. Barclays Global Investors, N.A. (“Barclays”) filed the Schedule 13G together with apparently affiliated companies and reported that, as of December 31, 2003, Barclays and the affiliated companies had sole voting and sole dispositive power over 2,326,796 shares.

(3)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on January 30, 2004. Waddell & Reed Financial, Inc. (“Waddell & Reed”) filed the Schedule 13G together with apparently affiliated companies and reported that, as of December 31, 2003, Waddell & Reed and the affiliated companies had sole voting and sole dispositive power over all shares.

(4)	This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 10, 2004. Wells Fargo & Co. reported that, as of December 31, 2003, it had sole voting power over 1,375,280 shares, sole dispositive power over 1,825,255 shares and shared dispositive power over 100 shares.

(5)	Includes 175,000 shares underlying options that are exercisable within 60 days of April 12, 2004.

(6)	Includes 4,219 shares underlying options that are exercisable within 60 days of April 12, 2004. Also includes 75,757 shares held by Nettlestone, Ltd., a corporation for which Mr. Pound acts as an advisor by virtue of being the controlling stockholder of Integrity Partners, Inc.

(7)	Includes 18,010 shares underlying options that are exercisable within 60 days of April 12, 2004.

(8)	Includes 17,043 shares underlying options that are exercisable within 60 days of April 12, 2004.

(9)	Includes 654,930 shares underlying options that are exercisable within 60 days of April 12, 2004.

(10)	Includes 73,325 shares underlying options that are exercisable within 60 days of April 12, 2004.

(11)	Includes 20,958 shares underlying options that are exercisable within 60 days of April 12, 2004.

(12)	Includes 89,625 shares underlying options that are exercisable within 60 days of April 12, 2004.

(13)	Includes 71,075 shares underlying options that are exercisable within 60 days of April 12, 2004.

(14)	Includes 33,105 shares underlying options that are exercisable within 60 days of April 12, 2004.

(15)	Includes 1,157,290 shares underlying options that are exercisable within 60 days of April 12, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, with respect to fiscal year 2003, all filing requirements applicable to our officers, directors and 10% stockholders were met, with the exception of Walter Loeb, a former director, and Mr. Heil, for each of whom one report was inadvertently filed late, Mr. Westerfield, for whom two reports were inadvertently filed late and Mr. Pound, for whom three reports were inadvertently filed late.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for reviewing and approving our compensation policies and the levels of compensation paid to executive officers.

The following is the report of the Compensation Committee describing compensation policies and philosophy applicable to our executive officers with respect to compensation paid to such executive officers.

Compensation Policy

The general goal of our compensation program is to offer executive officers competitive compensation based both on Gymboree’s performance and on the individual’s contribution and performance. Our compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to our long-term success.

Compensation Structure

There are four main components of our executive compensation program:

•	Base Salary

•	Annual Bonus

•	Performance-Based Cash Awards

•	Stock Incentives

The Compensation Committee may retain independent compensation consultants to assist with various issues associated with our executive compensation program and practices.

Base Salary

The Compensation Committee reviews and approves salaries for the Named Executive Officers, including the Chief Executive Officer, on an annual basis, generally in the first fiscal quarter. The Compensation Committee may also review these salaries and other compensation during the fiscal year. A peer group is selected annually by the Compensation Committee and is used to benchmark pay levels. The 2003 peer group was selected to include a cross section of companies in the retail apparel sector, with annual sales and market capitalizations comparable to ours. The Compensation Committee targets compensation paid to the executive officers to be fair in comparison to the range of salaries offered by these peer companies. The Compensation Committee believes that these salary levels are necessary to retain our key executive officers.

Annual Bonus

Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each executive officer.

To carry out this philosophy, we have implemented The Gymboree Corporation Discretionary Bonus Plan (the “Discretionary Bonus Plan”), which provides executive officers and other employees the opportunity to earn incentive bonuses. The purpose of the Discretionary Bonus Plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect our objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Compensation Committee in the first fiscal quarter of each year. The Compensation Committee believes that the Discretionary Bonus Plan provides an excellent link between management performance measured by earnings results and the incentives paid to executives. In fiscal 2003, no bonuses were paid under the Discretionary Bonus Plan, including to the Chief Executive Officer, because the earnings thresholds established by the Compensation Committee were not met.

Performance-Based Cash Incentive Awards

We intend to use performance-based cash awards to provide additional long-term incentives to our key executives. We have not granted these awards in the past but will have the option of doing so in the future if our stockholders approve the 2004 Equity Incentive Plan. We believe that the ability to structure a long-term incentive award for an executive officer’s performance, measured by specific criteria selected for that executive officer, will increase the overall competitiveness of our compensation package and enhance the long-term incentives provided to such executive officers.

Stock Incentives

We use stock options as long-term incentives to reward and retain executive officers as well as other key employees. Stock option grants provide an incentive that focuses the executives’ attention on the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee believes that stock options link management interests with stockholder interests and motivate executive officers to make long-term decisions that are in our best interests and those of our stockholders. In particular, the Compensation Committee believes that senior executive officers should have a stake in the Company commensurate with his or her position and stock options are one method to achieve this goal. Stock options are granted to executive officers periodically and generally vest over four years following the grant date. When awarding options, the Compensation Committee considers many factors, including (1) performance by the individual; (2) stock options required from a competitive point of view to retain the services of executive officers; (3) the challenges that would be created for our businesses if the executive officer were to leave; (4) market data for comparable companies, and (5) the number of options currently held by such executive officer.

Compensation of the Chief Executive Officer

The compensation paid to Lisa M. Harper during fiscal year 2003 was established in accordance with the guidelines applicable to all executive officers, set forth above. We considered in particular the continued improvement of our financial position, including our increased profitability, the strengthening of our sales and marketing strategies under Ms. Harper’s leadership and the successful rollout of our new Janie and Jack division. The Compensation Committee reviewed Ms. Harper’s total compensation during the fiscal year and awarded Ms. Harper options to purchase 200,000 shares both in recognition of her past contributions and to continue the process of increasing her stake in the Company to a level approaching that of her peers at comparable companies.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit. The Committee intends to retain the flexibility necessary to provide total compensation in line with our competitors and the market, our compensation philosophy and our best interests. To the extent there is no adverse effect on our ability to provide compensation in line with our philosophy and practices, it is the Committee’s policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes.

THE COMPENSATION COMMITTEE

Gary M. Heil, Chairman
John C. Pound

PERFORMANCE GRAPH

The following line graph compares the annual percentage change in the cumulative total stockholder return for our common stock with the Nasdaq U.S. Index and a SEC-defined peer group of companies identified as SIC Code 5600 whose primary business is the operation of apparel and accessory retail stores (the “Peer Group”). The graph assumes that $100 was invested in our common stock on January 30, 1999. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historical stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG GYMBOREE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	Cumulative Total Return
	1/30/99	1/29/00	2/3/01	2/2/02	2/1/03	1/31/04
Gymboree Corporation	100.00	59.53	190.48	181.08	181.08	185.65
Nasdaq Stock Market (U.S.)	100.00	162.51	123.53	57.58	54.23	79.12
Peer Group	100.00	86.46	97.00	80.62	69.77	101.44

EXECUTIVE COMPENSATION

The following table shows the compensation earned during fiscal years 2001, 2002, and 2003 by (i) our Chief Executive Officer, and (ii) the Named Executive Officers. Bonus compensation is reported in the fiscal year in which the compensation was earned.

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)(1)	All Other Compensation ($)

Lisa M. Harper (2)	2003	645,000	0	200,000	540
Chairman of the Board and	2002	565,769	578,593	100,000	540
Chief Executive Officer	2001	447,115	146,250	300,000	750

Marina Armstrong (3)	2003	247,708	0	30,000	1,006
Vice President, Human Resources	2002	220,289	147,452	50,000	1,055
and Assistant Secretary	2001	186,635	23,750	31,252	798

Donald H. Hendricks (4)	2003	223,654	0	30,000	916
Vice President,	2002	198,077	145,982	20,000	897
Operations & Technology	2001	173,654	21,875	20,000	951

Myles B. McCormick (5)	2003	255,769	0	30,000	417
Chief Financial Officer, Vice	2002	198,846	138,524	130,000	317
President, Finance and Secretary	2001	106,730	33,750	40,000	138

Deborah J. Nash (6)	2003	250,000	0	20,000	1,036
General Merchandise Manager	2002	206,288	110,345	20,000	905
and Vice President	2001	194,327	24,375	20,886	869

Matthew K. McCauley (7)	2003	217,519	0	25,000	46,898
Vice President, Planning	2002	142,442	48,960	50,000	25,481
and Allocation	2001	62,500	12,500	6,000	570

(1)	Please refer to “Option Grants in Fiscal Year 2003” table below.

(2)	Ms. Harper’s fiscal year 2002 bonus amount includes $60,000 to be paid at a future date. “All Other Compensation” with respect to Ms. Harper represents life insurance premiums paid by the Company for the benefit of the insured.

(3)	“All Other Compensation” with respect to Ms. Armstrong represents $506 for life insurance premiums paid by the Company for the benefit of the insured and $500 for Company contributions to 401(k) plans of the Company.

(4)	Mr. Hendricks ceased to be an executive officer in September 2003. “All Other Compensation” with respect to Mr. Hendricks represents $416 for insurance premiums paid by the Company for the benefit of the insured and $500 for Company contributions to 401(k) plans of the Company.

(5)	“All Other Compensation” with respect to Mr. McCormick represents life insurance premiums paid by the Company for the benefit of the insured.

(6)	“All Other Compensation” with respect to Ms. Nash represents $536 for life insurance premiums paid by the Company for the benefit of the insured and $500 for Company contributions to 401(k) plans of the Company.

(7)	“All Other Compensation” in 2003 with respect to Mr. McCauley represents $46,584 for housing and moving expenses paid by the Company and $314 for life insurance premiums paid by the Company for the benefit of the insured. “All Other Compensation” in 2002 represents housing closing costs paid by the Company.

Option Grants in Fiscal Year 2003

The following table sets forth certain information with respect to stock option grants during the fiscal year ended January 31, 2004 to the Named Executive Officers.

		Individual Grants			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term ($)(3)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Lisa M. Harper	50,000	3.53	15.76	9/18/2013	495,569	1,255,869
	150,000	10.58	15.76	9/18/2013	1,486,707	3,767,607
Marina Armstrong	30,000	2.12	15.76	9/18/2013	297,341	753,521
Donald H. Hendricks	30,000	2.12	15.76	9/18/2013	297,341	753,521
Myles B. McCormick	30,000	2.12	15.76	9/18/2013	297,341	753,521
Deborah J. Nash	20,000	1.41	15.76	9/18/2013	198,228	502,348
Matthew K. McCauley	25,000	1.76	15.76	9/18/2013	247,784	627,935

(1)	The options granted to the Named Executive Officers during fiscal year 2003 have ten-year terms and will vest and become exercisable over a four-year period, with the exception of 150,000 of Ms. Harper’s options, which will vest in full on January 30, 2005. Option grants made on initial hiring typically vest 25% on the first anniversary and 1/48th per month thereafter. Grants to existing employees typically vest at a rate of 1/48th per month from the date of grant. In the event of a “Change of Control” as defined in our 2002 Amended and Restated Stock Incentive Plan and our 1993 Stock Option Plan, as amended, the options will vest 100% and will be settled for cash upon the occurrence of the Change of Control, according to a formula set forth under the 2002 Amended and Restated Stock Incentive Plan (the “2002 Plan”) and the 1993 Plan.

(2)	Based on an aggregate of 1,417,200 options granted to employees of Gymboree under our 2002 Amended and Restated Stock Incentive Plan during the fiscal year ended January 31, 2004.

(3)	In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on SEC-mandated assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimates of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Aggregate Option Exercises in Fiscal Year 2003 and Year-End Option Values

The following table sets forth information regarding option exercises by the Named Executive Officers in the fiscal year ended January 31, 2004, and unexercised stock options held by the Named Executive Officers as of January 31, 2004.

			Number of Securities Underlying Unexercised Options at January 31, 2004		Value of Unexercised In-the-Money Options at January 31, 2004 (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Lisa M. Harper	40,000	551,038	603,056	393,749	4,048,644	989,480
Marina Armstrong	26,984	267,758	58,075	78,125	205,312	155,833
Donald H. Hendricks	15,777	162,320	11,750	56,500	19,516	121,327
Myles B. McCormick	0	0	70,625	118,542	135,065	142,559
Deborah J. Nash	16,666	235,638	62,325	46,667	337,891	123,536
Matthew K. McCauley	0	0	23,334	57,666	30,011	20,839

(1)	Value is based on the $14.62 per share closing price of our common stock on the Nasdaq Stock Market on January 30, 2004, the last trading day of fiscal year 2003, less the exercise price. The last day of our fiscal year was Saturday, January 31, 2004.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Gymboree offers its executives certain benefits under its Management Change of Control Plan, its Management Severance Plan for persons hired prior to November 2000 (the “First Management Severance Plan”) and its Management Severance Plan for persons hired during or after November 2000 (the “Second Management Severance Plan”). Under the Management Change of Control Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments and continued benefits if their employment terminates on an involuntary basis other than for cause within a specified period (either twelve or eighteen months) following a Change of Control of the Company (as defined below). Under this plan, an employee will generally be deemed to have been involuntarily terminated other than for cause upon (i) a significant reduction in title, duties or responsibilities, (ii) a greater than 10% reduction in annual base salary or in the annual maximum dollar amount of potential cash bonuses, (iii) a material reduction in the kind or level of employee benefits such that the overall benefits package is significantly reduced, (iv) a relocation to a place of employment more than 50 miles from the previous place of employment, or (v) the failure of our successor to assume the obligations of the Company under the plan.

Under the First Management Severance Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company. Under the Second Management Severance Plan, executives who are participants in the plan are eligible to receive certain payments over a twelve-month period (subject to cessation or adjustment for any executives who accept employment offers elsewhere) if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company. For purposes of each of the Company’s Management Severance Plans, an employee will generally be deemed to have been involuntarily terminated if terminated other than for cause or disability; provided, however, that an involuntary termination shall not occur if the employee accepts non-comparable employment with the Company or is offered comparable employment with the Company.

For the purposes of the foregoing plans, a “Change of Control” of the Company is generally defined as (1) an acquisition of 50% or more of the voting power of the Company, (2) a change in the composition of the Board of Directors of the Company in a two-year period, without the approval of the “Incumbent Directors” (as defined in the plan), that results in fewer than a majority of the Incumbent Directors remaining in office, (3) the completion of a merger or consolidation where the existing stockholders of the Company do not hold more than 50% of the voting power of the surviving entity, or (4) the sale or disposition of all or substantially all of the assets of the Company.

In the event of a Change of Control, all outstanding awards under the 1993 Stock Option Plan and the 2002 Amended and Restated Stock Incentive Plan will become immediately vested and exercisable on that date and will be terminated in exchange for cash payments calculated by a formula under the appropriate plan. The 1993 Stock Option Plan and the 2002 Stock Incentive Plan define a “Change of Control” as the acquisition by any person other than Gymboree, a subsidiary of Gymboree or an employee benefit plan of Gymboree of 50% or more of the voting power of the Company’s outstanding securities, stockholder approval of a merger or consolidation where the existing stockholders of the Company would not hold more than 50% of the voting power of the surviving entity, a change in the Board of Directors such that the majority of directors are no longer “Incumbent Directors” as that term is defined in the 1993 Plan and the 2002 Plan, or stockholder approval of an agreement for the sale or disposition of all or substantially all the assets of the Company.

Under our 1993 Amended and Restated Employee Stock Purchase Plan (“ESPP”), in the event of merger or sale of all or substantially all our assets, the option to purchase shares granted under the ESPP will be assumed and substituted for by the successor corporation, unless the Board of Directors determines in its sole discretion to shorten the offering period and set a new purchase date prior to such merger or sale of assets.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In July 2001, we entered into a promissory note with Lisa M. Harper, our Chief Executive Officer, under which she is obligated to repay us a principal sum of $115,000 at an interest rate of 5.50% per annum, compounded annually. The principal amount and all accrued interest is payable in its entirety in July 2005. As of April 12, 2004, the outstanding principal and interest due on the promissory note was $132,974. If Ms. Harper voluntarily ceases to be a full-time employee or consultant of Gymboree prior to the date the note is fully repaid, the remaining balance of the principal sum will be immediately due and payable.

In February 2002, we renegotiated an $85,000 promissory note with Ms. Harper. The $85,000 note was originally entered into in March 2000. Under the renegotiated note, she was obligated to repay us the principal sum of $85,000 at an interest rate of 6.15% per annum due in installments beginning March 2004 and ending March 2006. Ms. Harper repaid the note in full through voluntary payroll deductions of $4,500 each pay period beginning on February 28, 2003 and ending on January 2, 2004 for a total payment of $102,874.

In May 2003, the Company entered into a General Waiver and Release with Beverly Stern, our former Senior Vice President and General Merchandise Manager, Janie and Jack. Pursuant to the terms of that agreement, we agreed to pay Ms. Stern a severance payment of $137,500 in equal monthly installments over a twelve-month period commencing on the termination of her employment in May 2003. In exchange for the foregoing, Ms. Stern agreed to release Gymboree from all claims, if any, she may have had for severance or otherwise upon termination of her employment.

During fiscal year 2003, Gymboree sold approximately $4.2 million of obsolete inventory to Ross Stores, Inc., an off-price retailer for which Stuart G. Moldaw is a director. Mr. Moldaw is a director of Gymboree, as well as our Chairman Emeritus and Management Advisor. All sales were made on terms no more favorable than terms of sales with unrelated parties. During fiscal year 2003, Mr. Moldaw received a salary of $30,173 as remuneration for his position as Chairman Emeritus and Management Advisor at Gymboree. Gymboree also provides Mr. Moldaw with off-site office and administrative support, the expenses for which were approximately $185,000 in fiscal year 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with the Company’s management.

2.	The Audit Committee has discussed with Deloitte & Touche, LLP, Gymboree’s independent auditors during the fiscal year 2003, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from its independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with its independent accountants, the independent accountants’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Gymboree’s Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

William U. Westerfield, Chairman
Barbara L. Rambo
Blair W. Lambert

INDEPENDENT AUDITOR FEES AND SERVICES

The fees billed by Deloitte & Touche LLP for the indicated services performed during the fiscal years 2003 and 2002 were as follows:

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$376,000	$400,720
Audit-Related Fees (2)	$101,141	$49,082
Tax Fees (3)	$356,622	$289,670
All Other Fees (4)	$47,208	$52,152

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Gymboree’s consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Gymboree’s independent auditors in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Gymboree’s consolidated financial statements and are not reported under “Audit Fees.” In fiscal year 2002, these fees included fees for the audit of Gymboree’s 401(k) plan, fees for financial system conversion testing and various consultations. In fiscal year 2003, these fees included fees for merchandising system conversion testing, Sarbanes-Oxley readiness services, the audit of Gymboree’s 401(k) plan and various consultations.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal year 2002, these fees included $158,828 for tax consultation and $130,842 for tax preparation. In fiscal year 2003, these fees included $159,629 for tax consultation and $196,993 for tax preparation.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In fiscal year 2002 and 2003, these included fees related to the purchase of tax software products.

The Audit Committee has considered, and believes that, the non-audit services provided by Deloitte & Touche LLP as described above are compatible with maintaining Deloitte & Touche LLP’s independence as Gymboree’s principal accountants.

The Audit Committee has established a policy requiring its pre-approval of the retention of our independent auditors for all audit, review or attest engagements and all such non-audit services as the independent auditors are permitted to provide the Company, as well as its approval of all fees for such services, other than de minimus non-audit services allowed by relevant law.

PROPOSAL TWO:

ADVISORY VOTE ON APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, independent auditors, to audit our financial statements for the fiscal year ending January 29, 2005, and recommends that the stockholders vote in favor of such appointment.

Deloitte & Touche LLP has served as our independent auditors since 1987. Stockholder approval of the selection of Deloitte & Touche LLP as our independent auditors is not required by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Audit Committee will consider the results of the stockholder vote and, in the event of a negative vote, will reconsider its selection of Deloitte & Touche LLP. Even in the event of an affirmative stockholder vote, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 29, 2005

PROPOSAL THREE:

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

The Board of Directors of the Company is seeking stockholder approval of our 2004 Equity Incentive Plan (the “2004 Plan”), which will replace our 2002 Amended and Restated Stock Incentive Plan (the “2002 Plan”). The 2004 Plan provides for a broader variety of equity incentive awards than the 2002 Plan, which only permitted grants of stock options, and includes provisions relating to performance goals on awards issued under the 2004 Plan, among other things.

The 2004 Plan authorizes the issuance of up to 1,690,000 shares, plus 5,268,841 shares which were previously reserved for issuance under the 2002 Plan and our Amended and Restated 1993 Stock Option Plan (the “1993 Plan”), which was suspended in connection with the adoption of our 2002 Plan. The Board believes that replacing the 2002 Plan with the 2004 Plan is necessary to enable the Company to continue to attract and retain valuable employees. If our stockholders approve the 2004 Plan, effective upon the receipt of such approval, the 2004 Plan will become effective and the 2002 Plan will be suspended.

As of April 12, 2004, 477 individuals were participating in the 2002 Plan. At that date, options to purchase an aggregate of 2,195,044 shares of common stock were outstanding under the 1993 Plan, options to purchase an aggregate of 2,837,445 shares of common stock were outstanding under the 2002 Plan, and 236,352 shares of common stock remained available for grant under the 2002 Plan.

A copy of the 2004 Plan, as approved by the Board of Directors on April 27, 2004, is attached to this proxy statement as Appendix A and is incorporated by reference. The following description of the 2004 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

If the 2004 Plan as proposed is not approved by our stockholders, awards will continue to be made under the 2002 Plan as in effect.

Description of the 2004 Equity Incentive Plan

Purpose

The purpose of the 2004 Plan is to attract, retain and motivate our employees, officers and directors by providing them the opportunity to acquire a proprietary interest in our business and to link their interests and efforts to the long-term interests of our stockholders.

Administration

The 2004 Plan is administered by our Board of Directors or the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to administer the plan, including, among other things, the power to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, to set the terms, conditions and provisions of such awards, to cancel or suspend awards and to establish procedures pursuant to which the payment of any such awards may be deferred. The Compensation Committee may delegate to one or more of our officers, to the extent permitted by Delaware law, the right to grant awards with respect to employees who are not officers or directors.

Eligibility

Awards may be granted under the 2004 Plan to our employees, officers, directors, consultants, agents, advisors and independent contractors. As of April 12, 2004, approximately 8,500 individuals were eligible to participate in the 2004 Plan.

Types of Awards

The 2004 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) performance shares and performance units conditioned upon meeting performance criteria, and (5) other stock- or cash-based awards.

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant. The exercise price of stock options under the 2004 Plan must be at least 100% of the fair market value of our common stock, as determined by the Compensation Committee. The Compensation Committee will fix the term of each option. Each option will be exercisable at such time or times as determined by the Compensation Committee. Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Compensation Committee. Options may also be exercised by means of a broker-assisted cashless exercise.

After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than cause, death or disability and (ii) one year following his or her termination due to death or disability. If a participant is terminated for cause, all options generally will automatically expire. If a participant dies after termination of service but while an option is still exercisable, the portion of the option that was vested and exercisable as of the date of termination will generally expire on the one-year anniversary of the participant’s death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights (“SARs”).  SARs may be granted alone (“freestanding”) or in addition to other awards and may, but need not, relate to a specific option granted under the 2004 Plan. Upon exercise of an SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. The Compensation Committee may impose any conditions or restrictions on the exercise of an SAR as it deems appropriate, however, under the 2004 Plan the grant price of a freestanding SAR generally will not be less than the fair market value of a share of common stock for the date of grant, and the term will not be more than ten years. Payment upon such exercise will be in cash, stock, other property or any combination of cash, stock or other property as determined by the Compensation Committee. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will generally be canceled to the extent the option has been exercised.

Stock Awards, Restricted Stock and Stock Units.  Awards of shares of stock, or awards designated in units of stock, may be granted and may be made subject to forfeiture restrictions at the Compensation Committee’s discretion, which the Compensation Committee may waive at any time in its sole discretion. Until the lapse of any restrictions, recipients may not dispose of their restricted stock. Upon termination of employment during the restriction period, all shares of restricted stock still subject to restriction will be forfeited, subject to any exceptions that may be authorized by the Compensation Committee.

Performance Awards.  Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock. Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions established by the Compensation Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Compensation Committee determines. Performance awards may be paid entirely or in any combination of cash, stock or other property, in the discretion of the Compensation Committee.

Other Stock- or Cash-Based Awards.  The Compensation Committee is also authorized to grant to participants, either alone or in addition to other awards granted under the 2004 Plan, incentives payable in cash or in shares of common stock subject to terms and conditions determined by the Compensation Committee.

Shares Subject to the 2004 Plan

Number of Shares Reserved for Issuance.  The 2004 Plan authorizes the issuance of up to 1,690,000 shares of common stock, plus 236,352 shares which were previously reserved for issuance under the 2002 Plan but not subject to outstanding options, 2,837,455 shares of common stock subject to outstanding options under the 2002 Plan and 2,195,044 shares of common stock subject to outstanding options under the 1993 Plan, to the extent the shares of common stock are not issued pursuant to such options. Shares of common stock subject to options under the 2002 Plan or the 1993 Plan that are not exercised or settled in shares will become available for grant under the 2004 Plan. Shares of common stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan will consist of authorized and unissued shares. The Compensation Committee may adjust the aggregate number of shares or the awards under the plan in the event of a change affecting shares of common stock, such as stock dividends, recapitalization, reorganization or mergers.

Limitations on Use of Shares Subject to the 2004 Plan.  The 2004 Plan contains limitations on the numbers of shares of common stock that may be awarded in any one year to certain participants, and on the aggregate maximum number of shares of common stock that can be awarded under certain types of awards. The Compensation Committee may not make awards under the 2004 Plan to any single participant who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) in any calendar year that relate to more than 400,000 shares of Common Stock, except that the Compensation Committee may make a one-time award to a newly hired or promoted covered employee relating to up to 400,000 shares of Common Stock. In addition the Compensation Committee may not grant performance units to any single covered employee in any one calendar year with a maximum dollar value greater than $10,000,000. Under the 2004 Plan, the Compensation Committee may only make awards that do not have performance goals, or are not granted in lieu of performance-based bonus or are subject only to time-based restrictions of less than three years duration, with respect to up to 50% of the maximum aggregate number of shares reserved for issuance under the 2004 Plan.

Nonassignability of Awards

Unless the Compensation Committee determines otherwise, no award granted under the 2004 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Compensation Committee or by the laws of descent and distribution. Each award may be exercisable, during the participant’s lifetime, only by the participant, or, if permissible under applicable law, by the participant’s guardian or legal representative.

Term, Termination and Amendment

Unless earlier terminated by our Board of Directors or the Compensation Committee, the 2004 Plan will terminate on June 16, 2014. The Board of Directors or the Compensation Committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2004 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements or, as determined by the Compensation Committee, to qualify with tax requirements. The Compensation Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent. The Compensation Committee may not reprice options or SARs without shareholder approval. Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, which would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.

Performance-Based Compensation under Section 162(m)

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, the Compensation Committee determines the terms and conditions of awards. If the Compensation Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; inventory turns; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; store openings; growth and development of new concepts; market share; net income (including or excluding extraordinary items, restructuring charges or other expenses); return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics; any individual performance objective measured solely in terms of quantitative targets related to the Company, or its business; or any increase or decrease of one or more of the foregoing over a specified period. Performance goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. Performance goals may relate to the performance of the Company, any subsidiary, any portion of the business, product line or any combination, relative to a market index, a group of companies (or their subsidiaries, business units or product lines), or a combination, all as determined by the Compensation Committee. The Compensation Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals. The Compensation Committee may decide not to pay any such award to a participant for a period, based on such criteria, factors and measures as the Compensation Committee in its sole discretion may determine, including but not limited to individual performance and the financial and other performance of the Company, a subsidiary or other business unit.

Company Transaction and Change in Control

Restrictions on awards granted under the 2004 Plan will terminate in certain circumstances that constitute a change of control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Change in Control.  Under the 2004 Plan, a change in control of the Company means the occurrence of any of the following events:

•	An acquisition of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company, or a related party transaction).

•	A change in the composition of our Board of Directors during any two-year period such that the incumbent board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent board).

Under the 2004 Plan, to maintain all of the participants’ rights in the event of a change in control of the Company (as described below), unless the Compensation Committee determines otherwise with respect to a particular award:

•	Any options and stock appreciation rights shall become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units shall lapse.

•	All performance shares and performance units shall be considered to be earned and payable in full at target levels, and any deferral or other restriction shall lapse and such performance stock and performance units shall be immediately settled or distributed.

•	Any restrictions and deferral limitations and other conditions applicable to any other awards shall lapse, and such other awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

•	The Compensation Committee can provide a cash-out right for awards in connection with a change in control.

Company Transaction.  Under the 2004 Plan, a company transaction means the consummation of any of the following:

•	a merger or consolidation of us with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of our outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of our assets.

Under the 2004 Plan, a related party transaction means a company transaction pursuant to which:

•	the beneficial ownership of us or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•	no entity (other than the Company or an affiliate) will beneficially own 50% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will after the company transaction constitute at least a majority of the board of the company resulting from such company transaction.

Under the 2004 Plan, to maintain all of the participants’ rights in the event of a Company transaction that is not a change in control or a related party transaction, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award or elects to cash-out awards:

•	All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed, or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels and deferrals or other restrictions not waived by the Compensation Committee shall remain in effect.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2004 Plan generally applicable to us and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options.  A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Restricted Stock Awards

Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards

A participant will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to Gymboree

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m).

Tax Withholding

We are authorized to withhold from any award granted or payment due under the 2004 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The Compensation Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.

Other Information

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2004 Plan are discretionary. The closing price of our common stock, as reported on the Nasdaq National Market on April 12, 2004, was $17.43 per share.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE GYMBOREE CORPORATION 2004 EQUITY
INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the shares of our common stock that were authorized for issuance under all of our equity compensation plans in effect as of the end of our last fiscal year. The table does not include shares that will be authorized pursuant to the 2004 Equity Incentive Plan submitted to the stockholders for approval at the Annual Meeting. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	4,906,141	(1)	$13.15	718,790	(2)
Equity Compensation Plans Not Approved by Stockholders	0		0	0
Total (3)	4,906,141		$13.15	718,790

(1)	Of these shares, options to purchase 2,556,948 shares of common stock were outstanding under our 1993 Stock Option Plan, and options to purchase 2,349,193 shares of common stock were outstanding under our 2002 Amended and Restated Stock Incentive Plan.

(2)	Consists of 718,790 shares of common stock remaining available for issuance under our 2002 Stock Incentive Plan, which includes cancellations from our 1993 Stock Option Plan.

(3)	Our outside directors receive automatic option grants pursuant to the terms of the 2002 Stock Incentive Plan as follows: (1) an initial grant to purchase 2,500 shares of common stock as of the date of the director’s initial election to the Board and (2) an annual grant to purchase 2,500 shares of our common stock on the annual anniversary of the date of the director’s initial election. In addition, each outside director appointed by the board to chair a committee receives an additional grant to purchase 500 shares of common stock on the date of board approval of that appointment. The initial stock options granted under this program will vest and become exercisable with respect to -1/4 of the shares on the first anniversary of the grant date and an additional 1/48 of the shares will vest and become exercisable each month thereafter (assuming continued Board service). The options granted annually will vest and become exercisable with respect to 1/48 of the shares each month after the date of grant (assuming continued Board service). The options granted for appointment as a committee chair will vest and become exercisable with respect to 1/48 of the shares each month after the date of grant unless the date of grant occurs before the first anniversary of the director’s initial election to the board. In this case no shares shall vest prior to the first anniversary of the director’s initial election to the board, but on that date the option will vest with respect to the portion that would have otherwise been vested and will continue to vest monthly. The Compensation Committee has approved, subject to stockholder approval of our 2004 Equity Incentive Plan, an increase in the award to 15,000 shares on initial election and on each anniversary thereafter. The option grants vest on the first anniversary of the grant date.

OTHER INFORMATION

Other Matters of Business

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Annual Report

Copies of The Gymboree Corporation 2003 Annual Report to Stockholders are being mailed to stockholders, together with this Proxy Statement. Additional copies may be obtained from the Secretary of Gymboree at 700 Airport Boulevard, Suite 200, Burlingame, California 94010.

The Annual Report of The Gymboree Corporation on Form 10-K for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission, is included in The Gymboree Corporation 2003 Annual Report to Stockholders.

Householding Information

As permitted by the SEC’s rules, the Company will deliver only one annual report or proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the annual report or proxy statement. Registered stockholders wishing to receive a separate annual report or proxy statement in the future, or registered stockholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future, may contact ADP Investor Communications Services, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting

Proposals of stockholders of Gymboree which are intended to be included in our proxy statement and presented by such stockholders at our 2005 Annual Meeting must be received by us no later than Monday, December 27, 2004. In addition, our bylaws establish an advance notice procedure for stockholder proposals that are not intended to be included in our proxy statement, including nominations for the election of directors. A copy of the full text of the bylaw provisions setting forth the advance notice procedure may be obtained by writing to our Secretary. For proposals and nominations to be properly brought before the 2005 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to or mailed to and received by our Secretary at our principal executive offices no later than Monday, December 27, 2004. Any notice of a proposal or nomination received by us after that date will be considered untimely.

Company Consideration of Stockholder-Recommended Director Nominees

The Company’s Nominating and Governance Committee will consider director nominee recommendations submitted by stockholders. Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, The Gymboree Corporation, 700 Airport Blvd., Suite 200, Burlingame, CA 94010.

Stockholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Securities Exchange Act of 1934, as amended, and the written consent of the director nominee to be named as a nominee and to serve as a director, if elected. Evaluation of any such recommendations is the responsibility of the Nominating and Governance Committee under its written charter. In the event of any stockholder recommendations, the Nominating and Governance Committee would evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

Stockholders may contact our Board of Directors as a group or an individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, The Gymboree Corporation, 700 Airport Blvd., Suite 200, Burlingame, CA 94010. Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed.

FOR THE BOARD OF DIRECTORS

Myles B. McCormick
Secretary

Dated: May 4, 2004

APPENDIX A

THE GYMBOREE CORPORATION
2004 EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of The Gymboree Corporation 2004 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2.    DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.    ADMINISTRATION

3.1    Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Options to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Options to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2    Administration and Interpretation by Committee

(a)  Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)  In no event, however, shall the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c)  The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)  Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4.    SHARES SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)  1,690,000 shares; plus

(b)  any authorized shares (i) not issued or subject to outstanding options under the Company’s 2002 Amended and Restated Stock Incentive Plan and the Company’s Amended and Restated 1993 Stock Option Plan (the “Prior Plans”) on the Effective Date and (ii) any shares subject to outstanding options under the Prior Plans on the Effective Date that cease to be subject to such options (other than by reason of exercise or settlement of the options to the extent they are exercised for or settled in shares), up to an aggregate maximum of 5,268,841 shares, subject to adjustment from time to time as provided in Section 15.1, which shares shall cease, as of the Effective Date, to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2    Share Usage

(a)  Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)  The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)  Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the

Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)  Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3    Limitations

(a)  Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan, other than Awards of Options or Stock Appreciation Rights, that are not (i) subject to restrictions based on the satisfaction of specified performance goals or (ii) granted in lieu of the payment of performance-based cash incentive awards shall not exceed 50% of the aggregate maximum number of shares specified in Section 4.1.

(b)  Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan, other than Awards of Options or Stock Appreciation Rights, that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death or Disability) shall not exceed 50% of the aggregate maximum number of shares specified in Section 4.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3    Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4    Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7.    OPTIONS

7.1    Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.

7.3    Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

7.4    Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	1/4th

Each additional one-month period of continuous service completed thereafter	An additional 1/48th

After 4 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)  cash, check or wire transfer;

(b)  tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes);

(c)  so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d)  such other consideration as the Committee may permit.

7.6    Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a)  Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b)  Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i)	if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three months after such Termination of Service;

(ii)	if the Participant’s Termination of Service occurs by reason of Disability or death, the one-year anniversary of such Termination of Service; and

(iii)	the last day of the maximum term of the Option (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c)  A Participant’s change in status from an employee to a consultant, advisor or independent contractor, or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3    Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4    Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Code Definitions

For the purposes of this Section 8 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.    STOCK APPRECIATION RIGHTS

9.1    Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2    Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10.    STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1    Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2    Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.    PERFORMANCE AWARDS

11.1    Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2    Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitations are necessary to avoid a charge to the Company for financial reporting purposes.

SECTION 14.    ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.    ADJUSTMENTS

15.1    Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2    Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3    Company Transaction; Change in Control

15.3.1    Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i)	All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, unless such Awards are converted, assumed or replaced by the Successor Company. Notwithstanding the foregoing, with respect to Options or Stock Appreciation Rights, the Committee, in its sole discretion, may instead provide that a

Participant’s outstanding Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options or SARs (whether or not then exercisable) exceeds (y) the respective aggregate exercise price for such Options or grant price for such SARs.

For the purposes of this Section 15.3.1, an Award shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii)	All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

15.3.2    Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(a)  any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b)  any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c)  all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d)  any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3    Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a)  for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b)  for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share, multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4    Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5    No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16.    CODE SECTION 162(M) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1    Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; inventory turns; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; store openings; growth and development of new concepts; market share; net income (including or excluding extraordinary items, restructuring charges or other expenses); return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2    Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3    Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 400,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 400,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $10,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.    AMENDMENT AND TERMINATION

17.1    Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2    Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the stockholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3    Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1    No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2    Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3    Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4    No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5    Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6    Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10    Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law.

18.11    Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19.    EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX B

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange or other national exchange on which the Common Stock is listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Company Transaction or Change in Control or (b) if the Company Transaction or Change in Control is the result of a tender or exchange offer or a negotiated acquisition of the Company’s Common Stock, the highest price per share of Common Stock paid in such tender or exchange offer or acquisition. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such other securities or other noncash consideration shall be determined by the Board in its sole discretion.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a)  an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) a Related Party Transaction; or

(b)  a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of more than half of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means The Gymboree Corporation, a Delaware corporation.

“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)  a merger or consolidation of the Company with or into any other company or other entity;

(b)  a sale in one transaction or a series of transactions undertaken with a common purpose of more than 50% of the Company’s outstanding voting securities; or

(c)  a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means The Gymboree Corporation 2004 Equity Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means a Company Transaction pursuant to which:

(a)  the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b)  no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c)  individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

THE GYMBOREE CORPORATION 700 AIRPORT BLVD., SUITE 200 BURLINGAME, CA 94010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to The Gymboree Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GYMBR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE GYMBOREE CORPORATION

The Board of Directors recommends a vote FOR the matters listed below. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

				For All	Withhold All	For All Except	To withhold authority to vote for either nominee, mark “For All Except” and write the nominee’s number on the line below.

1.	Proposal to elect two Class II directors.
	NOMINEES:	01) Lisa M. Harper				
02) Barbara L. Rambo

Vote On Proposals								For	Against	Abstain

2.	Proposal to approve The Gymboree Corporation 2004 Equity Incentive Plan.									

3.	Advisory vote on the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 29, 2005.									

In giving this Proxy, I understand that I may personally vote the shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.

Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly so that your stock will be represented in all events and so that we may have a quorum. Please sign your name exactly as it appears hereon. If acting as attorney, executor, guardian, or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

For address changes, please check this box and write them on the back where indicated.				

Please indicate if you plan to attend this meeting.			

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

DETACH HERE

PROXY

THE GYMBOREE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JUNE 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GYMBOREE CORPORATION

P R O X Y

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held June 16, 2004 and the Proxy Statement related thereto, and appoints Lisa M. Harper and Myles B. McCormick, and each of them (with full power to act alone), the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel located at 150 Anza Boulevard, Burlingame, California 94010 on Wednesday, June 16, 2004 at 9:00 a.m., or at any adjournments, continuations or postponements thereof, with the same force and effect as if the undersigned were personally present and voting. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the matters described on the reverse side. If no directions are given, the shares represented by this Proxy will be voted FOR Proposals 1, 2, and 3, and in accordance with the discretion of other persons named as proxies herein on any other matters that may properly come before the Annual Meeting of Stockholders.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE